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                                                                   Exhibit 3.10


                      BY-LAWS OF MICHIGAN ASH SALES COMPANY

Adopted at a meeting of stockholders held on the 3rd day of August, 1967.

                                     OFFICES

      1. The principal office of the corporation shall be in the City of Bay City, Bay County, Michigan, and the business office of the corporation shall be in the City of Bay City, Bay County, Michigan. The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

                             MEETING OF STOCKHOLDERS

      2. The annual meeting of the stockholders of the corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at the principal business office of the corporation in the State of Michigan, on the 3rd Monday in May, at the hour of 2:00 P.M., in each year, commencing in 1968, if not a legal holiday, and if a legal holiday, then on the next regular day following at 2:00 P.M. in the afternoon. Notice of the annual meeting of the stockholders shall be given by mailing at least ten (10) days previous to such meeting, postage prepaid, a notice thereof addressed to each common stockholder at such address as shall appear on the books of the corporation.

      3. The holders of a majority of the voting stock issued and outstanding present in person or represented by proxy is requisite and shall constitute a quorum at all meetings of the stockholders for he transaction of business except as otherwise provided by law or by the articles of incorporation or by these by-laws. If such majority shall not be present or represented, those present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, when any business may be transacted which might have been transacted at the meeting as originally notified.

      4. Special meetings of the stockholders for any purpose or purposes other than those regulated by statute, may be called by resolution of the board of directors or by the president, and shall be called by the president and secretary at the request in writing of a majority of the board of directors, or at the request in writing by stockholders owning fifty (50) per cent of the voting stock of the company issued and outstanding. In case of refusal of the president or secretary to call a meeting when so requested, stockholders of record owning twenty-five (25) per cent or more of outstanding voting shares may call a meeting in the manner prescribed herein. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto. Written notice of a special meeting of stockholders stating the time, place and object thereof shall be mailed, postage prepaid, at least three days before the meeting to each common stockholder at such address as shall appear on the books of the company.
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                                    DIRECTORS

      5. In accordance with the articles of incorporation, the affairs of the corporation shall be managed by a board of not less than three nor more than five directors. Directors need not be stockholders and they shall be elected at the annual meeting of the corporation, to serve for one year and until successors are elected and qualified. Any director may be removed from office by vote of a majority of outstanding voting shares at a meeting of stockholders duly called for such purpose. A vacancy caused by such removal shall be filled in like manner. The board of directors may designate an operating, financial, or other committee from among the members of such board, upon proper resolution defining and limiting the authority of such committee or committees, and action duly taken by a majority of such committee or committees shall be deemed corporate action and binding upon the corporation, if within the scope of the resolution appointing such committee.

                            COMPENSATION OF DIRECTORS

      6. Directors as such shall not receive any stated salary for their service; by resolution of the board a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                              MEETINGS OF THE BOARD

      7. Regular meetings of the board shall be held annually on the 3rd Monday in May, at the hour of 3:00 P.M. in the afternoon, in each year, commencing in 1968, at the office of the company and/or at such other time as the board of directors may by resolution appoint. Special meetings of the board may be called by the president on three days' notice to each director, either personally or by mail or by wire; special meetings shall be called by the president or secretary on the written request of two directors. In case of refusal of the president or secretary to call a meeting upon request of directors, call for such meeting may be signed by two or more directors and notice given in the manner provided for herein. At all meetings of the board the presence of a majority shall be necessary to constitute a quorum and sufficient for the transaction of business and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, or by the Articles of Association or those by-laws.

                                    OFFICERS

      8. The officers of the corporation shall be a president, vice-president, secretary, and treasurer, who shall hold office for one year and until their successors are chosen and qualified in the stand. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any two of the above


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offices, except those of president and vice-president, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. The board of directors may fix the salaries of the officers of the corporation.

      9. The board of directors, immediately after each annual meeting of stockholders, shall appoint from their own number a president, vice-president, and secretary, and shall also choose a treasurer who need not be a member of the board; and a majority of the whole number of directors shall be necessary for appointment of each of said officers.

                                    PRESIDENT

      10. The president shall preside at meetings of the stockholders and directors and shall see that all orders and resolutions of the board of directors are carried into effect, subject, however, to the rights of the directors to delegate any specific powers except as may be by law conferred upon the president, to any other officer of the corporation.

                                 VICE-PRESIDENT

      11. The vice-president, in the absence of the president, shall perform the duties and exercise the powers of the president.

                                    SECRETARY

      12. The secretary shall attend all sessions of the board and all meetings of the stockholders and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the board when required. He shall cause to be given notice of all meetings of the stockholders and directors and shall perform such duties as pertaining to his office. He shall keep in safe custody the said records of the corporation,; he shall countersign all deeds, leases, and conveyance executed by the corporation, affix the seal of the corporation thereto and to such other papers all shall be required or directed to be sealed and to safely and systematically keep all books, papers, records and documents belonging to the corporation or in any way pertaining to the business thereof.

                                    TREASURER

      13. The treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as he may see fit. The board may secure the fidelity of any officer by bond or otherwise.



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                                    VACANCIES

      14. Except as otherwise provided by law or these by-laws if the office of any director or president, vice-president, secretary, treasurer, or other officer or agent is or remains unfilled or becomes vacant for any reason, the directors in office, although less than a majority than the whole board, by a majority vote may choose a director or successor officer who shall hold office the unexpired term.

                                LOST CERTIFICATE

      15. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board may required and shall give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the board, in at least double the par value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed but always subject to the approval of the board of directors.

                                TRANSFER OF STOCK

      16. Transfer of stock shall be made on the books of the corporation by the person named in the certificate or by his attorney or by his attorneys, lawfully constituted, and upon surrender of such certificate. Every transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office of business in Michigan. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, unless it shall have express or other notice thereof, or as provided by the laws of the State of Michigan. The corporation shall have the first lien on all the shares of the capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders there notice and proceedings as provided by statute.

                                     VOTING

      17. Each holder of voting stock of record shall be entitled at every meeting of the corporation to cast one vote for each share of stock outstanding in the name of such stockholder and such voting may be cumulative and may be either by person or by proxy, subject, however, to the limitations, restrictions and preference as set forth in the Articles of Incorporation, and statutes of the State of Michigan.


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                     CHECKS, DRAFTS, PROMISSORY NOTES, ETC.

      18. All monies of the corporation other than petty cash shall be disposed of by check or draft only, same to be executed in the corporation by either the president or the secretary, or those other officers as the board of directors may from time to time determine. Promissory notes shall be signed on behalf of the corporation by the president or secretary, or such other officers as the directors may from time to time determine. Mortgages and conditional sales contracts may be executed and assigned by the president or secretary, or such other officers as the board may from time to time determine.

                                     NOTICE

      19. Whenever under the provisions of these by-laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation or in default of other address to such stockholder, officer or director at such address, to such stockholder at the general post office in the City of Bay City, Bay County, Michigan, and such notice shall be deemed to have been given at the time when the same was thus mailed.

                                   FISCAL YEAR

      20. The fiscal year of the corporation shall commence on the first day of April and end on the 31st day of March, of each year.

                                   AMENDMENTS

      21. These by-laws may not be amended, altered or repealed in any particular without the affirmative vote of a majority of outstanding voting stock of the corporation.


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